Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-70426, 333- 40026, 333- 104830 333-113419 and 333-115982), and Form S-8 (File No. 333-86338, 333-95529, 333-95551, 333-49489, 33-33322, 33-46928 and 33-46929) of HEI, Inc. and subsidiaries of our report dated November 30, 2007, which appears on page 65 of this annual report on Form 10-K for the year ended September 1, 2007.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
November 30, 2007